Exhibit 99-1

          Diomed Names William Allan Managing Director of UK Operations

ANDOVER, Mass.--(BUSINESS WIRE)--Oct. 30, 2006--Diomed Holdings, Inc. (AMEX:DIO), a leading developer and marketer of minimally-invasive medical technologies, including its patented EndoVenous Laser Treatment (EVLT(R)) for varicose veins, today announced that that it has appointed William D. Allan as Managing Director of its wholly owned subsidiary, Diomed Ltd., Cambridge, England effective November 1, 2006.

In this role, Mr. Allan will be responsible for planning, developing and implementing corporate programs related to the management of Cambridge operations including research and development, manufacturing, quality, regulatory, finance, information technology, human resources, global customer support and administration as well as sales and marketing outside of the Americas.

Prior to joining Diomed, Mr. Allan spent fifteen years with Smith & Nephew in various responsibilities including sales, marketing, business development and general management. Most recently, he was Global Vice President - Marketing for Smith & Nephew Wound Management with strategic responsibilities for marketing through 33 countries.

"We are thrilled to have Bill join our executive management team," stated James Wylie, President & CEO of Diomed Holdings, Inc. "He is a proven global healthcare professional with both capital and consumable product experience. Importantly, Bill's solid operating experience combined with extensive sales and marketing experience in Diomed's targeted growth markets will help Diomed drive offshore growth."

Mr. Allan studied Dental Surgery at the University of Edinburgh and practiced as a Dental Surgeon in South Africa and in the UK. He has an MBA from the University of Cape Town and AMP from Insead Business School in Paris. Mr. Allan holds dual British and South African citizenships.

"I am very excited indeed to join Diomed at this time," commented Mr. Allan. "I look forward to providing leadership to the UK and international business teams, as we focus on driving sustainable growth and realizing the full potential for the business."

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About Diomed

Diomed develops and commercializes minimal and micro-invasive medical procedures that use its proprietary laser technologies and disposable products. Diomed's EVLT(R) laser vein ablation procedure is used in varicose vein treatments. Diomed also provides photodynamic therapy (PDT) for use in cancer treatments, and dental and general surgical applications. The EVLT(R) procedure and the Company's related products were cleared by the United States FDA in January of 2002. Along with lasers and single-use procedure kits for its EVLT(R) laser vein treatment, the Company provides its customers with state of the art physician training and practice development support. Additional information is available on the Company's website: www.evlt.com.

EVLT(R) is a registered trademark of Diomed Inc., Andover, MA.

Safe Harbor

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: Statements in this news release looking forward in time involve risks and uncertainties, including the risks associated with trends in the products markets, reliance on third party distributors in various countries outside the United States, reoccurring orders under OEM contracts, market acceptance risks, technical development risks and other risk factors. These statements relate to our future plans, objectives, expectations and intentions. These statements may be identified by the use of words such as "may," "will," "should," "potential," "expects," "anticipates," "intends," "plans," "believes" and similar expressions. These statements are based on our current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties. Our actual results could differ materially from those discussed in these statements.

Our Annual Report on Form SEC 10-KSB/A (the "Annual Report") contains a discussion of certain of the risks and uncertainties that affect our business. We refer you to the "Risk Factors" on pages 23 through 38 of the Annual Report for a discussion of certain risks, including those relating to our business as a medical device company without a significant operating record and with operating losses, our risks relating to our commercialization of our current and future products and applications and risks relating to our common stock and its market value. Diomed disclaims any obligation or duty to update or correct any of its forward-looking statements.